EXHIBIT 99.1

For Immediate Release

Contact:

Lisa Gordon

VP of Business Development

Advanced Magnetics, Inc.

(617) 497-2070, x3024

ADVANCED MAGNETICS, INC. ANNOUNCES COMMON STOCK OFFERING

Cambridge, MA (March 6, 2006) -- Advanced Magnetics, Inc. (AMEX:AVM) announced that today it priced an offering of 1,233,214 shares of its common stock resulting in estimated net proceeds of approximately $31.7 million after deducting fees and commissions and estimated offering expenses associated with the offering. ThinkEquity Partners LLC is acting as the sole book runner for this offering.

The proceeds from the transaction will be used to fund clinical development programs, including continued development of ferumoxytol as an iron replacement therapeutic, and for general working capital purposes.

The securities were issued pursuant to the Company’s existing shelf registration statement on Form S-3 and a registration statement filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities in this offering, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

This offering of shares of common stock may be made only by means of a prospectus supplement and accompanying prospectus. Copies of the prospectus supplement and the accompanying prospectus, when available, can be obtained from the SEC’s website at www.sec.gov.

About Advanced Magnetics

Advanced Magnetics, Inc. is a developer of superparamagnetic iron oxide nanoparticles used in pharmaceutical products. As a leader in our field, we are dedicated to the development and commercialization of our proprietary nanoparticle technology for use in therapeutic iron compounds to treat anemia, as well as novel imaging agents to aid in the diagnosis of cardiovascular disease and cancer. For more information about us, please visit our website at http://www.advancedmagnetics.com, the content of which is not part of this press release.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws. Any statements contained in this press release that do not describe historical fact, including statements regarding the clinical development of ferumoxytol and our intended use of the proceeds from the financing are forward-looking statements that

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Advanced Magnetics, Inc.

involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include the following: (1) the possibility that we may not be able to successfully complete the clinical development of ferumoxytol, or may not be able to complete the development in a timely or cost-effective manner, due to the timing of enrollment of patients in the Phase III studies, unexpected results from our clinical sites, inadequate performance by third-party service providers involved in the conduct of the clinical trials, deficiencies in the design or oversight by us of these trials, or any other factor causing an increase in expenses, a delay and/or a negative effect on the results of the clinical studies for ferumoxytol; (2) uncertainties surrounding the timing and results of FDA interactions regarding the clinical development of ferumoxytol and our ability to obtain regulatory approval for ferumoxytol from the FDA; (3) the possibility that the results of past ferumoxytol studies may not be replicated in future studies; (4) the possibility that we may not be able to raise additional capital on terms and on a timeframe acceptable to us, if at all; (5) uncertainties relating to our patents and proprietary rights; and (6) other risks identified in our Securities and Exchange Commission filings. We caution readers not to place undue reliance on any forward-looking statements which speak only as of the date they are made. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

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